Exhibit 10.14

Amendment to Asset Purchase Agreement (the “Agreement”) executed June 9th, 2002 by and among House & Garden, a corporation of the Hashemite Kingdom of Jordan D/B/A Century Knits (“CK”), Prosperity Textiles Ltd., a corporation of the Hashemite Kingdom of Jordan (“PTL”), Cygne Designs, Inc., a Delware Company (“Cygne”), and Century investment Group, a Public Shareholding Company of the Hashemite Kingdom of Jordan (“CIG”)

The parties hereto hereby agreed that in final settlement for payments due PTL under sections 1.3, 1.5 and 1.6 of the Agreement together with purchase of fixed assets and transfer of Srilanken employees subsequently agreed upon, CK shall pay the sum of US$ 433,000 to Cygne on or before April 30, 2003 together with interest computed on the basis of 8% per annum from June 19, 2002.

The settlement amount provided hereabove includes the undertaking by CK to pay on behalf of PTL the sum of US$ 230,000 to UTG, any amounts payable to former PTL suppliers, and any amounts owed by PTL to Egyptian Arab Land Bank.

CK’s obligations under this Amendment are guaranteed by CIG, and CIG shall indemnify PTL against subsequent claims by said PTL suppliers.

The undersigned have duly executed of this Amendment on July 29th, 2002.

House & Garden Company D/B/A Century Knits

By:

Century Investment Group

By:

Cygne Designs, Inc.
By:

Prosperity Textiles, Ltd.

By: